IMMEDIATELY
-----------

Media:                                                Investors:
-----                                                 ----------
R. Jeep Bryant, MD                                    John M. Roy, MD
(212) 635-1569                                        (212) 635-8005
                                                      Joseph F. Murphy, MD
                                                      (212) 635-7740
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS FIRST QUARTER EPS UP 15% TO 47 CENTS;
     STRONG GROWTH IN SECURITIES SERVICING FEES; RETURN ON EQUITY OF 17%

NEW YORK, N.Y., April 21, 2004 -- The Bank of New York Company, Inc. (NYSE:
BK) reports first quarter net income of $364 million and diluted earnings per share of 47 cents compared with net income of $295 million and diluted earnings per share of 41 cents in the first quarter of 2003. In the fourth quarter of 2003, the Company reported net income of $307 million and diluted earnings per share of 40 cents, which included 4 cents of merger and integration costs associated with the acquisition of Pershing.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "We achieved solid organic growth in earnings this quarter reflecting strength in nearly all major business lines. In particular, the investor services and execution and clearing businesses benefited from improving market conditions, higher global equity trading volumes and increased activity by retail investors. Greater cross-border investing activity and exchange rate volatility also drove foreign exchange revenues to historically high levels. In addition, proactive management of our expense base resulted in the third consecutive quarter of positive operating leverage.
     "Our credit risk reduction program continues to deliver tangible results. These efforts, combined with the stronger economy, have led to significant improvement in our asset quality metrics and a lower quarterly loan loss provision. We expect credit costs to remain at lower levels through the remainder of the year.
     "Looking ahead, the sustainability of the improving market fundamentals will be key for the balance of 2004. In addition, debates over market structure as well as increased regulatory rules and oversight in industries we serve have not abated and will not for the foreseeable future. We are confident, however, that the breadth of our business model enables us to benefit as the market evolves, and positions us to meet our long-term financial goals."
     First quarter highlights include record securities servicing fees of $716 million, an increase of $32 million, or 5%, over the fourth quarter of 2003. Investor services, execution and clearing, and broker-dealer services were strong during the quarter benefiting from active equity markets and the conversion of new business wins. Foreign exchange and other trading increased sequentially by $25 million, or 31%, due to higher exchange rate volatility and significantly increased cross-border investment flows. Private client services and asset management fees increased sequentially by $5 million, or 5%, principally due to continued strong performance by Ivy Asset Management, the Company's fund of funds hedge fund manager. Nonperforming assets and charge-offs continued to decline, reflecting continued improvement in credit quality. As a result, the Company lowered its provision for credit losses from $35 million in the fourth quarter to $12 million in the first quarter of 2004.
     Reflecting this strong first quarter performance and expectations for the future, the Company's Board of Directors increased the dividend for the Company's common stock by 5.3% to 20 cents per quarter (80 cents on an annual basis) on April 13, 2004.

SECURITIES SERVICING FEES

                                           1st       4th       3rd
                                         Quarter   Quarter   Quarter
                                         -------   -------   -------
(In millions)                              2004      2003      2003
                                           ----      ----      ----
Execution and Clearing Services          $  303    $  290    $  271

Investor Services                           226       210       212

Issuer Services                             137       136       127

Broker-Dealer Services                       50        48        47
                                         ------    ------    ------
Securities Servicing Fees                $  716    $  684    $  657
                                         ======    ======    ======

     Securities servicing fees were a record $716 million in the first quarter, an increase of $32 million, or 5%, from the fourth quarter.
     Execution and clearing services fees increased $13 million sequentially, or 4%, to $303 million in the first quarter. These businesses benefited from higher equity trading volumes in the first quarter although equity price levels were essentially flat by the end of the quarter. This increased level of market activity more than offset an anticipated decline in soft-dollar related execution activities. Pershing also benefited from strong retail investor activity, especially in January, which contributed to increased billable trades.
     Investor services fees recorded a strong quarter, increasing 8% sequentially as a result of higher transaction volumes and average asset price levels, the conversion of new business wins and favorable exchange rates. Investor services include custody, global fund services, securities lending, global liquidity services and outsourcing. As of March 31, 2004, assets under custody rose to $8.6 trillion, from $8.3 trillion at December 31, 2003 and $6.8 trillion at March 31, 2003.
     Issuer services fees were up slightly from the fourth quarter, reflecting a solid quarter in corporate trust and stock transfer, offset by a modest decline in depositary receipts. While there was increased interest in cross-border investing during the quarter, reflected in the 21% growth in DR share trading compared to the fourth quarter of 2003, there were fewer corporate actions in the quarter.

     Broker-dealer services fees increased $2 million, or 4%, on a sequential quarter basis, as a result of continued strong performance in global collateral management services and securities clearance. Expanded use of the Company's tri-party repo product by clients to fund their activities drove revenue growth during the quarter.

OTHER FIRST QUARTER DEVELOPMENTS

     During the first quarter, the Company recorded several gains and charges that in the aggregate did not influence reported earnings per share. These items are described in the following table:

(In millions)
                           Income
                          Statement         Pre-tax         After-Tax
Item                       Caption          Income    Tax    Income
----                    ------------        -------   ---   ---------
SFAS 13 cumulative      Net Interest
 lease adjustment          Income           $(145)   $113    $(32)

Severance                Salaries and
                       Employee Benefits      (10)      4      (6)

Lease terminations      Net Occupancy          (8)      3      (5)

Gain on sale of
 Wing Hang              Other Income           48     (21)     27

Gain on sponsor          Securities
 fund investments           Gains              19      (7)     12
                                            -----    ----    ----
Total                                       $ (96)   $ 92    $ (4)
                                            =====    ====    ====

     The first item relates to an after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed this quarter. The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million. The Company estimates that the reduction in state and local taxes will reduce its overall effective tax rate by approximately 1% prospectively to 34.25% for the balance of the year.
     The Company also took several actions in the first quarter which were associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with staff redeployments.
     Offsetting these charges were a $27 million after-tax gain on the previously reported sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, which was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the quarter resulting from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

NONINTEREST INCOME
                                  1st       4th       1st
                                Quarter   Quarter   Quarter
                                -------   -------   -------
(In millions)                     2004      2003      2003
                                 -----      ----      ----
Servicing Fees
  Securities                    $  716    $  684      $474
  Global Payment Services           79        76        78
                                ------    ------      ----
                                   795       760       552
Private Client Services
 and Asset Management Fees         108       103        90
Service Charges and Fees            96        97        97
Foreign Exchange and
 Other Trading Activities          106        81        65
Securities Gains                    33         9         7
Other                               92        52        33
                                ------    ------      ----
Total Noninterest Income        $1,230    $1,102      $844
                                ======    ======      ====

     Noninterest income for the first quarter of 2004 was $1,230 million, an increase of 12% sequentially and 46% from a year ago. Excluding the gain on sale of Wing Hang and on the previously mentioned sponsor fund investments, the sequential quarter increase in noninterest income was 6%.
     Global payment services fees were up $3 million, or 4%, compared with the prior quarter and up $1 million from the first quarter of 2003, resulting from higher volumes and improved pricing.
     Private client services and asset management fees for the first quarter were up 5% from the prior quarter and 20% from the first quarter of 2003. The sequential quarter increase reflects continued strong growth at Ivy Asset Management and new business wins. The increase from 2003 reflects the same factors involved in the sequential quarter increase as well as higher equity price levels. Total assets under management were $92 billion at March 31, 2004, up from $89 billion at December 31, 2003 and $76 billion a year ago.
     Service charges and fees were down marginally from the prior quarter and one year ago, as higher service and transaction fees were offset by lower capital market fees.
     Foreign exchange and other trading revenues increased $25 million from the prior quarter and $41 million, or 63%, from one year ago. The strong performance this quarter in foreign exchange reflects higher levels of client activity, resulting from several factors including hedging against currency volatility, renewed interest in cross-border investing, and asset reallocations into equities. The increase from a year ago was also positively impacted by the acquisition of Pershing and new business wins.
     Securities gains in the first quarter were $33 million, up from both the prior quarter and a year ago primarily due to the realization of significant gains in the Company's private equity portfolio, which included $19 million in realized gains on four sponsor fund investments.
     Other noninterest income was $92 million, compared with $52 million in the prior quarter and $33 million in the first quarter of 2003. In January 2004, the Company sold 20% of its investment in Wing Hang, which generated a pre-tax gain of $48 million. The sale was part of the Company's continuing plan to reduce capital invested in non-strategic areas. The Company continues to own approximately 20% of Wing Hang's outstanding shares, which are accounted for on the equity method.

NET INTEREST INCOME

(Dollars in millions)              1st       1st        4th       1st
                                 Quarter   Quarter    Quarter   Quarter
                                  2004      2004       2003      2003
                                --------   ------    --------  --------
                                Reported   Core**    Reported  Reported
                                --------   ------    --------  --------

Net Interest Income               $268      $413       $418      $386
Tax Equivalent Adjustment*           6         6          8         9
                                  ----      ----       ----      ----
Net Interest Income on a
 Tax Equivalent Basis             $274      $419       $426      $395
                                  ====      ====       ====      ====
Net Interest Rate Spread          1.13%     1.85%      1.92%     2.18%
Net Yield on Interest
 Earning Assets                   1.36      2.08       2.15      2.44

*  See Note (1)

** Excludes SFAS 13 adjustment


     Net interest income on a taxable equivalent basis was $274 million in the first quarter of 2004, which reflects a net interest rate spread of 1.13% and a net yield on interest earning assets of 1.36%. Excluding the impact of the SFAS 13 leasing adjustment on the leveraged lease portfolio, net interest income was down on a sequential quarter to $419 million in the first quarter of 2004, compared with $426 million in the fourth quarter of 2003, and up from $395 million in the first quarter of 2003. On the same basis, the net interest rate spread was 1.85% in the first quarter of 2004, compared with 1.92% in the fourth quarter of 2003, and 2.18% in the first quarter of 2003, while the net yield on interest earning assets was 2.08% in the first quarter of 2004, compared with 2.15% in the fourth quarter of 2003, and 2.44% in the first quarter of 2003.
     Excluding the impact of the SFAS 13 leasing adjustment on the leveraged lease portfolio, the decrease in net interest income from the fourth quarter of 2003 is primarily due to a day variance versus the fourth quarter, as well as higher loan breakage fees in the fourth quarter. The increase in net interest income from the first quarter of 2003 reflects the Pershing acquisition and higher average balances of investment securities, which were partially offset by lower reinvestment yields on the investment securities portfolio and lower loan balances.

NONINTEREST EXPENSE AND INCOME TAXES

                                  1st       4th       1st
                                Quarter   Quarter   Quarter
                                -------   -------   -------
(In millions)                     2004      2003      2003
                                  ----      ----      ----
Salaries and Employee Benefits  $  574    $  548      $423
Net Occupancy                       81        70        58
Furniture and Equipment             51        49        36
Clearing                            48        43        29
Sub-custodian Expenses              22        21        16
Software                            49        46        35
Communications                      24        23        20
Amortization of Intangibles          8         7         3
Merger and Integration Costs         -        48         -
Other                              156       161       119
                                ------    ------      ----
Total Noninterest Expense       $1,013    $1,016      $739
                                ======    ======      ====

     Noninterest expense for the first quarter of 2004 was $1,013 million, compared with $1,016 million in the prior quarter. Noninterest expense in the first quarter included $18 million related to cost reduction initiatives, including lease terminations, severance and relocation expenses. Of this amount, $10 million was in salaries and employee benefits and $8 million was in net occupancy.
     On a sequential quarter basis, after excluding $48 million of fourth quarter merger and integration costs, and the $18 million associated with the cost reduction initiatives, expenses increased by $27 million or 3%. Driving this increase were higher performance related incentives and benefits, a lower pension credit, and higher variable expenses associated with revenue growth.
     Compared to a year ago, noninterest expenses were up 37% primarily due to Pershing and higher variable costs associated with revenue growth.
     The effective tax rate for the first quarter of 2004 was 23.1%, compared to 34.6% in the fourth quarter and 34.6% in the first quarter of 2003. The decrease reflects the benefit associated with the SFAS 13 adjustment as described in "Other First Quarter Developments."

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $92.7 billion at March 31, 2004, compared with $92.4 billion at December 31, 2003, and $79.7 billion at March 31, 2003. The increase versus a year ago is principally due to the Pershing acquisition. Total shareholders' equity increased to $8.8 billion at March 31, 2004, compared with $8.4 billion at December 31, 2003, and $6.9 billion at March 31, 2003. The major reasons for the increase in shareholders' equity from a year ago are the issuance of common stock to finance the Pershing acquisition, the retention of earnings, and an increase in the securities valuation allowance.
     Return on average common equity for the first quarter of 2004 was 17.17%, compared with 14.81% in the fourth quarter of 2003, and 17.80% in the first quarter of 2003. Return on average assets for the first quarter of 2004 was 1.47%, compared with 1.26% in the fourth quarter of 2003, and 1.49% in the first quarter of 2003.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 7.52% and 11.57% at March 31, 2004, compared with 7.44% and 11.49% at December 31, 2003, and 7.92% and 12.72% at March 31, 2003. The regulatory leverage ratio was 5.83% at March 31, 2004, compared with 5.82% at December 31, 2003, and 6.68% at March 31, 2003. The Company's tangible common equity as a percentage of total assets increased to 5.22% at March 31, 2004, up from 4.91% at December 31, 2003, and close to the Company's target of 5.25%.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  1st        4th         1st
                                Quarter    Quarter     Quarter
                                -------    -------     -------
(In millions)                     2004       2003       2003
                                  ----       ----       ----
Provision                         $ 12       $ 35       $ 40
                                  ====       ====       ====
Net Charge-offs:
  Commercial                     $  (5)     $ (24)     $ (21)
  Foreign                          (10)        (7)         -
  Other                              -         (5)       (14)
  Consumer                         (11)       (12)        (5)
                                 ------     ------     ------
     Total                       $ (26)     $ (48)     $ (40)
                                 ======     ======     ======
Other Real Estate Expenses        $  -       $  -       $  -


     The provision was $12 million in the first quarter of 2004 compared to $35 million in the fourth quarter of 2003 and $40 million in the first quarter of 2003. The lower provision reflects the Company's strong asset quality metrics, improved overall risk profile and a continued decline in nonperforming assets, combined with continued improvement in the economy as evidenced by the tightening of corporate credit spreads and lower corporate default rates.
     The allowance for credit losses was $790 million at March 31, 2004, $804 million at December 31, 2003, and $830 million at March 31, 2003. The allowance for credit losses as a percent of non-margin loans decreased to 2.66% at March 31, 2004, compared with 2.72% at December 31, 2003, and 2.67% at March 31, 2003.

                                    March 31  December 31   March 31
 (Dollars in millions)                2004       2003         2003
                                    --------  -----------   --------
Margin Loans                         $ 6,130     $ 5,712    $   467
Non-Margin Loans                      29,728      29,571     31,106
Total Loans                           35,858      35,283     31,573
Allowance for Loan Losses                632         668        668
Allowance for Lending-Related
  Commitments                            158         136        162
Total Allowance for Credit Losses*       790         804        830
Allowance for Credit Losses
  As a Percent of Total Loans           2.20%       2.28%      2.63%
Allowance for Credit Losses As a
  Percent of Non-Margin Loans           2.66        2.72       2.67
Allowance for Loan Losses
  As a Percent of Total Loans           1.76        1.89       2.12
Allowance for Loan Losses
  As a Percent of Non-Margin Loans      2.13        2.26       2.14

* See Note (2)

NONPERFORMING ASSETS
                                                                   Change
                                                                 3/31/04 vs.
(Dollars in millions)                 3/31/04      12/31/03       12/31/03
                                     --------      --------     ------------
Loans:
     Commercial                         $231          $219          $ 12
     Foreign                              66            79           (13)
     Other                                46            51            (5)
                                        ----          ----          ----
  Total Nonperforming Loans              343           349            (6)
Other Real Estate                          -             -             -
                                        ----          ----          ----
  Total Nonperforming Assets            $343          $349          $ (6)
                                        ====          ====          ====

Nonperforming Assets Ratio               1.2%          1.2%
Allowance for loan
   losses/Nonperforming Loans          184.4         191.2
Allowance for loan
   losses/Nonperforming Assets         184.4         191.2
Allowance for credit
   losses/Nonperforming Loans          230.5         230.2
Allowance for credit
   losses/Nonperforming Assets         230.5         230.2

      Nonperforming assets declined by $6 million, or 2%, during the first quarter to $343 million and are down 21% from a year ago. The sequential quarter decrease primarily reflects paydowns and charge-offs of commercial and foreign loans. The ratio of the allowance for credit losses to nonperforming assets increased slightly to 230.5% at March 31, 2004, compared with 230.2% at December 31, 2003, and 190.4% at March 31, 2003.

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at
9:00 am ET.   The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888) 790-0319 within the United States or (610) 769-3531 internationally. A replay of the call will be available through the Company's website and also by telephone at
(800) 324-4693 within the United States or (402) 220-3855 internationally.
     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.
                          ***************************
Notes:
(1) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(2) The Company adopts new accounting policies as they become accepted as a best practice or required by generally accepted accounting principles. Accordingly, at December 31, 2003, the Company split its allowance for credit losses into an allowance for loan losses and an allowance for lending-related commitments such as unfunded loan commitments and standby letters of credit. This resulted in a decrease in the allowance for loan losses of $136 million and a corresponding increase in other liabilities (which includes the allowance for lending-related commitments). Prior period balance sheets have been restated. Credit expenses related to the allowance for loan losses and the allowance for lending-related commitments are reported in the provision for credit losses in the income statement. To aid in the comparison of the Company's results with other companies that have not yet adopted this practice, the Company provides various credit ratios based both on the allowance for credit losses and the allowance for loan losses.

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2003 Form 10-K has been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                    March 31,        December 31,    March 31,
                                      2004              2003           2003
                                  ------------      -------------   ----------
  Revenue (tax equivalent basis)     $1,677            $1,694         $1,429
  Net Income                            364               307            295
  Basic EPS                            0.47              0.40           0.41
  Diluted EPS                          0.47              0.40           0.41
  Cash Dividends Per Share             0.19              0.19           0.19

  Return on Average Common
    Shareholders' Equity              17.17%            14.81%         17.80%
  Return on Average Assets             1.47              1.26           1.49

  Efficiency Ratio                     68.9              66.9           60.0

  Assets                            $92,693           $92,397        $79,710
  Loans                              35,858            35,283         31,573
  Securities                         24,153            22,903         19,599
  Deposits - Domestic                33,517            33,730         33,280
           - Foreign                 22,444            22,676         23,664
  Long-Term Debt                      6,276             6,121          5,685
  Common Shareholders' Equity         8,760             8,428          6,874

  Common Shareholders'
   Equity Per Share                  $11.27            $10.85         $ 9.41
  Market Value Per Share
   of Common Stock                    31.50             33.12          20.50

  Allowance for Credit Losses
   as a Percent of Total Loans         2.20%             2.28%          2.63%
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans       2.66              2.72           2.67
  Allowance for Loan Losses as
   a Percent of Total Loans            1.76              1.89           2.12
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans       2.13              2.26           2.14

  Tier 1 Capital Ratio                 7.52              7.44           7.92
  Total Capital Ratio                 11.57             11.49          12.72
  Leverage Ratio                       5.83              5.82           6.68
  Tangible Common Equity Ratio         5.22              4.91           5.52

  Employees                          22,820            22,901         19,491

  Assets Under Custody (In trillions)
  Total Assets Under Custody           $8.6              $8.3           $6.8
   Equity Securities                     33%               34%            25%
   Fixed Income Securities               67                66             75
  Cross-Border Assets Under Custody    $2.4              $2.3           $1.9

  Assets Under Administration
   (In billions)                        $33               $32            $27

  Assets Under Management (In billions)
  Total Assets Under Management          92                89             76
   Equity Securities                     36%               34%            29%
   Fixed Income Securities               22                22             24
   Alternative Investments               13                10              9
   Liquid Assets                         29                34             38


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)
                                                             For the three months
                                                                ended March 31,
                                                              2004       2003
                                                              ----       ----
Interest Income
---------------
Loans                                                        $ 118      $ 311
Margin loans                                                    34          3
Securities
  Taxable                                                      181        160
  Exempt from Federal Income Taxes                              10         13
                                                            ------      -----
                                                               191        173
Deposits in Banks                                               68         30
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       16         15
Trading Assets                                                  14         44
                                                            ------      -----
    Total Interest Income                                      441        576
                                                            ------      -----
Interest Expense
----------------
Deposits                                                       118        146
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                    3          3
Other Borrowed Funds                                             9          2
Customer Payables                                               13          -
Long-Term Debt                                                  30         39
                                                            ------      -----
    Total Interest Expense                                     173        190
                                                            ------      -----
Net Interest Income                                            268        386
-------------------
Provision for Credit Losses                                     12         40
                                                            ------      -----
Net Interest Income After Provision for Credit Losses          256        346
                                                            ------      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    716        474
 Global Payment Services                                        79         78
                                                            ------      -----
                                                               795        552
Private Client Services and Asset Management Fees              108         90
Service Charges and Fees                                        96         97
Foreign Exchange and Other Trading Activities                  106         65
Securities Gains                                                33          7
Other                                                           92         33
                                                            ------      -----
    Total Noninterest Income                                 1,230        844
                                                            ------      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 574        423
Net Occupancy                                                   81         58
Furniture and Equipment                                         51         36
Clearing                                                        48         29
Sub-custodian Expenses                                          22         16
Software                                                        49         35
Communications                                                  24         20
Amortization of Intangibles                                      8          3
Other                                                          156        119
                                                            ------     ------
    Total Noninterest Expense                                1,013        739
                                                            ------      -----
Income Before Income Taxes                                     473        451
Income Taxes                                                   109        156
                                                            ------      -----
Net Income                                                  $  364      $ 295
----------                                                  ======      =====
Per Common Share Data:
----------------------
   Basic Earnings                                            $0.47      $0.41
   Diluted Earnings                                           0.47       0.41
   Cash Dividends Paid                                        0.19       0.19
Diluted Shares Outstanding                                     778        726


                      THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Balance Sheets
               (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            March 31,        December 31,
                                                              2004               2003
                                                              ----               ----
Assets
------
Cash and Due from Banks                                    $ 2,702             $ 3,843
Interest-Bearing Deposits in Banks                           9,921               8,286
Securities
  Held-to-Maturity                                           1,382                 261
  Available-for-Sale                                        22,771              22,642
                                                           -------             -------
    Total Securities                                        24,153              22,903
Trading Assets at Fair Value                                 4,266               5,406
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    3,775               4,829
Loans (less allowance for loan losses of $632 in 2004
  and $668 in 2003)                                         35,226              34,615
Premises and Equipment                                       1,388               1,398
Due from Customers on Acceptances                              263                 170
Accrued Interest Receivable                                    309                 214
Goodwill                                                     3,354               3,276
Intangible Assets                                              787                 816
Other Assets                                                 6,549               6,641
                                                           -------             -------
     Total Assets                                          $92,693             $92,397
                                                           =======             =======
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $14,271             $14,789
 Interest-Bearing
   Domestic Offices                                         19,696              19,282
   Foreign Offices                                          21,994              22,335
                                                           -------             -------
     Total Deposits                                         55,961              56,406
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                             869               1,039
Trading Liabilities                                          2,744               2,519
Payables to Customers and Broker-Dealers                     9,934              10,192
Other Borrowed Funds                                           855                 834
Acceptances Outstanding                                        265                 172
Accrued Taxes and Other Expenses                             4,245               4,256
Accrued Interest Payable                                       158                  82
Other Liabilities (including allowance for
  lending-related commitments of
  $158 in 2004 and $136 in 2003)                             2,626               2,348
Long-Term Debt                                               6,276               6,121
                                                           -------             -------
     Total Liabilities                                      83,933              83,969
                                                           -------             -------
Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,000 shares
  in 2004 and in 2003                                            -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,042,425,158 shares in 2004 and
  1,039,968,482 shares in 2003                               7,818               7,800
 Additional Capital                                          1,668               1,647
 Retained Earnings                                           5,548               5,330
 Accumulated Other Comprehensive Income                        158                  72
                                                           -------             -------
                                                            15,192              14,849
 Less: Treasury Stock (264,891,643 shares in 2004
        and 264,649,827 shares in 2003), at cost             6,431               6,420
       Loan to ESOP (126,960 shares in 2004
        and in 2003), at cost                                    1                   1
                                                           -------             -------
     Total Shareholders' Equity                              8,760               8,428
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $92,693             $92,397
                                                           =======             =======
----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

                              THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                    (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                            ended March 31, 2004               ended March 31, 2003
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $11,692       $  68       2.35%    $ 4,987       $  30       2.40%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       7,115          16       0.93       5,003          15       1.24
Margin Loans                             6,179          34       2.18         432           3       2.51
Loans
 Domestic Offices                       21,074          55       1.05      18,652         214       4.68
 Foreign Offices                         9,201          63       2.74      12,888          97       3.04
                                       -------       -----                -------       -----
   Non-Margin Loans                     30,275         118       1.56      31,540         311       4.01
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               440           3       2.31         325           3       3.70
 U.S. Government Agency Obligations      4,300          35       3.23       3,253          34       4.19
 Obligations of States and
  Political Subdivisions                   247           3       5.56         381           7       6.85
 Other Securities                       18,010         155       3.44      14,018         138       3.95
 Trading Securities                      2,753          15       2.15       5,712          44       3.13
                                       -------       -----                -------       -----
   Total Securities                     25,750         211       3.27      23,689         226       3.83
                                       -------       -----                -------       -----
Total Interest-Earning Assets           81,011         447       2.22%     65,651         585       3.62%
                                                     -----                              -----
Allowance for Credit Losses               (679)                              (655)
Cash and Due from Banks                  2,971                              2,811
Other Assets                            16,375                             12,844
                                       -------                            -------
   TOTAL ASSETS                        $99,678                            $80,651
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,607       $  11       0.68%    $ 7,678       $  19       0.99%
 Savings                                 9,149          15       0.67       8,490          18       0.92
 Certificates of Deposit
  $100,000 & Over                        3,987          12       1.24       4,726          20       1.75
 Other Time Deposits                     1,016           4       1.46       1,272           6       1.82
 Foreign Offices                        25,834          76       1.18      23,867          83       1.39
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       46,593         118       1.02      46,033         146       1.29
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              1,612           3       0.66       1,291           3       0.96
Other Borrowed Funds                     2,398           9       1.49         660           2       1.44
Payables to Customers and Broker-Dealers 6,973          13       0.73         128           -       0.84
Long-Term Debt                           6,209          30       1.95       5,441          39       2.85
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    63,785         173       1.09%     53,553         190       1.44%
                                                     -----                              -----
Noninterest-Bearing Deposits            14,016                             11,353
Other Liabilities                       13,355                              9,021
Common Shareholders' Equity              8,522                              6,724
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $99,678                            $80,651
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 274       1.13%                  $ 395       2.18%
                                                     =====       ====                   =====       ====
Net Yield on Interest-Earning Assets                             1.36%                              2.44%
                                                                 ====                               ====

Excluding SFAS 13 Leveraged Lease adjustment, the rates on Domestic Office Loans and Non-Margin Loans would have been 3.82% and 3.49%, respectively. The Net Interest Rate Spread and Net Yield on Interest-Earning Assets would have been 1.85% and 2.08%, respectively.